                                                                   EXHIBIT 10.25

                    AIA Document B801/CMa - Electronic Format

                       Standard Form of Agreement Between
                         Owner and Construction Manager

               where the Construction Manager is NOT a Constructor

                                  1992 Edition

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES; CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401.

This document is intended to be used in conjunction with the 1992 editions of AIA Documents B141/CMa, A101/CMa and A201/CMa.

Copyright 1973, 1980, (C) 1992 by The American Institute of Architects, 1735 New York Avenue, N.W., Washington, D.C., 20006-5292. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution.

AGREEMENT
made as of the Fifteen day of October in the year of Two Thousand Two (In words, indicate day, month and year)

BETWEEN the Owner:
(Name and address)
Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite #100
Plano, TX 75024

and the Construction Manager:
(Name and address)
Koll Development Company
8411 Preston Rd., Suite #700
Dallas, TX 75225

for the following Project:
(Include detailed description of Project, location, address and scope.) Advanced Neuromodulation Systems, Inc.
at Legacy Business Park
Preston Rd. at Tennyson Drive
Plano, TX 75024

The Architect is:
(Name and address)

Good, Fulton & Farrell Architects
2808 Fairmount Street, Suite #300
Dallas, TX 75201

The Owner and Construction Manager agree as set forth below.

    Terms and Conditions of Agreement Between Owner and Construction Manager

                                    ARTICLE 1
                     CONSTRUCTION MANAGER'S RESPONSIBILITIES

1.1      CONSTRUCTION MANAGER'S SERVICES

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

1.1.1 The Construction Manager's services consist of those services performed by the Construction Manager, Construction Manager's employees and Construction Manager's consultants as enumerated in Articles 2 and 3 of this Agreement and any other services included in Article 14.

1.1.2 The Construction Manager's services shall be provided in conjunction with the services of an Architect as described in the edition of AIA Document B141/CMa, Standard Form of Agreement Between Owner and Architect, Construction Manager-Adviser Edition, current as of the dale of this Agreement.

1.1.3 The Construction Manager shall provide sufficient organization, personnel and management to carry out the requirements of this Agreement in an expeditious and economical manner consistent with the interests of the Owner.

1.1.4 The services covered by this Agreement are subject to the lime limitations contained in Subparagraph 13.5.1.

                                    ARTICLE 2
                 SCOPE OF CONSTRUCTION MANAGER'S BASIC SERVICES

2.1      DEFINITION

2.1.1 The Construction Manager's Basic Services consist of those described in Paragraphs 2.2 and 2.3 and any other services identified in Article 14 as part of Basic Services - including those further described in Exhibit A - CM Services Responsibility Matrix.

2.2      PRE-CONSTRUCTION PHASE

2.2.1 The Construction Manager shall review the program furnished by the Owner to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with the Owner.

2.2.2 The Construction Manager shall provide a preliminary evaluation of the Owner's program, schedule and construction budget requirements, each in terms of the other.

2.2.3 Based on early schematic designs and other design criteria prepared by the Architect, the Construction Manager shall prepare preliminary estimates of Construction Cost for program requirements using area, volume or similar conceptual estimating techniques. The Construction Manager shall provide cost evaluations of alternative materials and systems.

2.2.4 The Construction Manager shall expeditiously review design documents during their development and advise on proposed site use and improvements, selection of materials, building systems and equipment, and methods of Project delivery. The Construction Manager shall provide recommendations on relative feasibility of construction methods, availability of materials and labor, time requirements for procurement, installation and construction, and factors related to construction cost including, but not limited to, costs of alternative designs or materials, preliminary budgets, and possible economies.

2.2.5 The Construction Manager shall prepare and periodically update a Project Schedule for the Architect's review and the Owner's acceptance. The Construction Manager shall obtain the Architect's approval for the portion of the preliminary project schedule relating to the performance of the Architect's services. In the Project Schedule, the Construction Manager shall coordinate and integrate the Construction Manager's services, the Architect's services and the Owner's responsibilities with anticipated construction schedules, highlighting critical and long-lead-time items.

2.2.6 As the Architect progress with the preparation of the Schematic, Design Development and Construction Documents, the Construction Manager shall prepare and update, at appropriate intervals agreed to by the Owner, Construction Manager and Architect, estimates of Construction Cost of increasing detail and refinement. The estimated cost of each Contract shall be indicated with supporting detail. Such estimates shall be provided for the Architect's review and the Owner's approval. The Construction Manager shall advise the Owner and Architect if it appears that the Construction Cost may exceed the latest approved Project budget and make recommendations for corrective action.

2.2.7 The Construction Manager shall consult with the Owner and Architect regarding the Construction Documents and make recommendations whenever design details adversely affect constructibility, cost or schedules.

2.2.8 The Construction Manager shall provide recommendations and information to the Owner and Architect regarding the assignment of responsibilities for temporary Project facilities and equipment, materials and services for common use of the Contractors. The Construction Manager shall verify that such requirements and assignment of responsibilities are included in the proposed Contract Documents.

2.2.9 The Construction Manager shall provide recommendations and information to the Owner regarding the allocation of responsibilities for safety programs among the Contractors.

2.2.10 The Construction Manager shall advise on the division of the Project into individual Contracts for various categories of Work, including the method to be used for selecting Contractors and awarding Contracts. If multiple Contracts are to be awarded, the Construction Manager shall review the Construction Documents and make recommendations as required to provide that (1) the Work of the Contractors is coordinated, (2) all requirements for the Project have been assigned to the appropriate Contract, (3) the likelihood of jurisdictional disputes has been minimized, and (4) proper coordination has been provided for phased construction.

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C- 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya - 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

2.2.11 The Construction Manager shall prepare a Project construction schedule providing for the components of the Work, including phasing of construction, times of commencement and completion required of each Contractor, ordering and delivery of products requiring long lead time, and the occupancy requirements of the Owner. The Construction Manager shall provide the current Project construction schedule for each set of bidding documents.

2.2.12 The Construction Manager shall expedite and coordinate the ordering and delivery of materials requiring long lead time- through each Contractor.

2.2.13 The Construction Manager shall assist the Owner in selecting, retaining and coordinating the professional services of surveyors, special consultants and testing laboratories required for the Project.

2.2.14 The Construction Manager shall provide an analysis of the types and quantities of labor required for the Project and review the availability of appropriate categories of labor required for critical phases. The Construction Manager shall make recommendations for actions designed to minimize adverse effects of labor shortages.

2.2.15 The Construction Manager shall assist the Owner in obtaining information regarding applicable requirements for equal employment opportunity programs for inclusion in the Contract Documents.

2.2.16 Following the Owner's approval of the Construction Documents, the Construction Manager shall update and submit the latest estimate of Construction Cost and the Project construction schedule for the Architect's review and the Owner's approval.

2.2.17 The Construction Manager shall submit the list of prospective bidders for the Architect's review and the Owner's approval.

2.2.18 The Construction Manager shall develop bidders' interest in the Project and establish bidding schedules. The Construction Manager, with the assistance of the Architect, shall issue bidding documents to bidders and conduct prebid conferences with prospective bidders. The Construction Manager shall assist the Architect with regard to questions from bidders and with the issuance of addenda.

2.2.19 The Construction Manager shall receive bids, prepare bid analyses and make recommendations to the Owner for the Owner's award of Contracts or rejection of bids.

2.2.20 The Construction Manager shall assist the Owner in preparing Construction Contracts and advise the Owner on the acceptability of Subcontractors and material suppliers proposed by Contractors.

2.2.21 The Construction Manager shall assist the Owner and Contractor in obtaining building permits and special permits for permanent improvements, except for permits required to be obtained directly by the various Contractors. The Construction Manager shall verify that the Owner has paid applicable fees and assessments. The Construction Manager shall assist the Owner and Architect in connection with the Owner's responsibility for filing documents required for the approvals of governmental authorities having jurisdiction over the Project.

2.3      CONSTRUCTION PHASE-ADMINISTRATION OF THE CONSTRUCTION CONTRACT

2.3.1 The Construction Phase will commence with the award of the initial Construction Contract or purchase order and, together with the Construction Manager's obligation to provide Basic Services under this Agreement, will end 30 days after final payment to all Contractors is due.

2.3.2 The Construction Manager shall provide administration of the Contracts for Construction in cooperation with the Architect as set forth below and in the modified version of the edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, as agreed upon between the Owner and Construction Manger.

2.3.3 The Construction Manager shall provide administrative, management and related services to coordinate scheduled activities and responsibilities of the Contractors with each other and with those of the Construction Manager, the Owner and the Architect to endeavor to manage the Project in accordance with the latest approved estimate of Construction Cost, the Project Schedule and the Contract Documents

2.3.4 The Construction Manager shall schedule and conduct meetings to discuss such matters as procedures, progress and scheduling. The Construction Manager shall prepare and promptly distribute minutes to the Owner, Architect and Contractors.

2.3.5 Utilizing the Construction Schedules provided by the Contractors, the Construction Manager shall update the Project construction schedule incorporating the activities of the Contractors on the Project, including activity sequences and durations, allocation of labor and materials, processing of Shop Drawings, Product Data and Samples, and delivery of products requiring long lead time and procurement. The Project construction schedule shall include the Owner's occupancy requirements showing portions of the Project having occupancy priority. The Construction Manager shall update and reissue the Project construction schedule as required to show current conditions. If an update indicates that the previously approved Project construction schedule may not be met, the Construction Manager shall recommend corrective action to the Owner and Architect.

2.3.6 Consistent with the various bidding documents, and utilizing information from the Contractors, the Construction Manager shall coordinate the sequence of construction and assignment of space in areas where the Contractors are performing Work.

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003,

                                                 Electronic Format B801/CMa-1992

2.3.7 The Construction Manager shall endeavor to obtain satisfactory performance from each of the Contractors. The Construction Manager shall recommend courses of action to the Owner when requirements of a Contract are not being fulfilled.

2.3.8 The Construction Manager shall monitor the approved estimate of Construction Cost. The Construction Manager shall show actual costs for activities in progress and estimates for uncompleted tasks by way of comparison with such approved estimate.

2.3.9 The Construction Manager shall develop cash flow reports and forecasts for the Project and advise the Owner and Architect as to variances between actual and budgeted or estimated costs.

2.3.10 The Construction Manager shall maintain accounting records on authorized Work performed under unit costs, additional Work performed on the basis of actual costs of labor and materials, and other Work requiring accounting records.

2.3.11 The Construction Manager shall develop and implement procedures for the review and processing of applications by Contractors for progress and final payments.

2.3.11.1 Based on the Construction Manager's observations and evaluations of each Contractor's Application for Payment, the Construction Manager shall review and certify the amounts due the respective Contractors.

2.3.11.2 The Construction Manager shall assemble and prepare the Project Application(s) for Payment based on the Contractors' Certificates for Payment.

2.3.11.3 The Construction Manager's certification for payment shall constitute a representation to the Owner, based on the Construction Manager's determinations at the site as provided in Subparagraph 2.3.13 and on the data comprising the Contractors' Applications for Payment, that, to the best of the Construction Manager's knowledge, information and belief, the Work has progressed to the point indicated and the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Construction Manager. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified.

2.3.11.4 The issuance of a Certificate for Payment shall be a representation that the Construction Manager has (1) made or reasonable and continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences for the Contractor's own Work, or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment and (4) ascertained for what purpose the Contractor has used money previously paid on account of the Contract Sum by means of review of pertinent lien waiver documentation.

2.3.12 The Construction Manager shall review the safety programs developed by each of the Contractors for purposes of coordinating the safety programs with those of the other Contractors. The Construction Manager's responsibilities for coordination of safety programs shall not extend to direct control over or charge of the acts or omissions of the Contractors, Subcontractors, agents or employees of the Contractors or Subcontractors, or any other persons performing portions of the Work and not directly employed by the Construction Manager.

2.3.13 The Construction Manager shall determine in general that the Work of each Contractor is being performed in accordance with the requirements of the Contract Documents, endeavoring to guard the Owner against defects and deficiencies in the Work. As appropriate, the Construction Manager shall have authority, upon written authorization from the Owner, to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed. The Construction Manager, in consultation with the Architect and Owner, may reject Work which does not conform to the requirements of the Contract Documents.

2.3.14 The Construction Manager shall schedule and coordinate the sequence of construction in accordance with the Contract Documents and the latest approved Project construction schedule.

2.3.15 With respect to each Contractor's own Work, the Construction Manager shall have control over or charge of and shall be responsible for coordination of the Contractor's construction means, methods, techniques, sequences or procedures, and for safety precautions and programs by the Contractor in connection with the Work of each of the Contractors. The Construction Manager shall be responsible for a Contractor's failure to carry out the Work in accordance with the respective Contract Documents. The Construction Manager shall have control over or charge of acts or omissions of the Contractors, Subcontractors, or their agents or employees, or any other persons performing portions of the Work directly employed by the Construction Manager. The aforementioned statement of control, charge and responsibility shall not obligate the Construction Manager to assume any additional financial obligations associated with the Work performed by the Contractors.Subcontractors, vendors, agents or employees.

2.3.16 The Construction Manager shall transmit to the Architect requests for interpretations of the meaning and intent of the Drawings and Specifications, and assist in the resolution of questions that may arise.

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

2.3.17 The Construction Manager shall review requests for changes, assist in negotiating Contractors' proposals, submit recommendations to the Architect and Owner, and, if they are accepted, prepare Change Orders and Construction Change Directives which incorporate the Architect's modifications to the Documents.

2.3.18 The Construction Manager shall assist the Architect in the review, evaluation and documentation of Claims.

2.3.19 The Construction Manager shall receive certificates of insurance from the Contractors and forward them to the Owner with a copy to the Architect.

2.3.20 In collaboration with the Architect, the Construction Manager shall establish and implement procedures for expediting the processing and approval of Shop Drawings, Product Data, Samples and other submittals. The Construction Manager shall review all Shop Drawings, Product Data, Samples and other submittals from the Contractors. The Construction Manager shall coordinate submittals with information contained in related documents and transmit to the Architect those which have been approved by the Construction Manager. The Construction Manager's actions shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of the Owner or Contractors.

2.3.21 The Construction Manager shall record the progress of the Project. The Construction Manager shall submit written progress reports to the Owner and Architect including information on each Contractor and each Contractor's Work, as well as the entire Project, showing percentages of completion. The Construction Manager shall keep a daily log containing a record of weather, each Contractor's Work on the site, number of workers, identification of equipment, Work accomplished, problems encountered, and other similar relevant data as the Owner may require.

2.3.22 The Construction Manager shall maintain at the Project site for the Owner one record copy of all Contracts, Drawings, Specifications, addenda, Change Orders and other Modifications, in good order and marked currently to record changes and selections made during construction, and in addition, approved Shop Drawings, Product Data, Samples and similar required submittals. The Construction Manager shall maintain records, in duplicate, of principal building layout lines, elevations of the bottom of footings, floor levels and key site elevations certified by a qualified surveyor or professional engineer. The Construction Manager shall make all such records available to the Architect and upon completion of the Project shall deliver them to the Owner.

2.3.23 The Construction Manager shall coordinate with Contractor(s) for the delivery, storage, protection and security of Owner-purchased materials, systems and equipment that are a part of the Project until such items are incorporated into the Project.

2.3.24 With the Architect and the Owner's maintenance personnel, the Construction Manager shall observe the Contractors' final testing and start-up of utilities, operational systems and equipment.

2.3.25 When the Construction Manager considers each Contractor's Work or a designated portion thereof substantially complete, the Construction Manager shall, jointly with the Contractor, prepare for the Architect a list of incomplete or unsatisfactory items and a schedule for their completion. The Construction Manager shall assist the Architect in conducting inspections to determine whether the Work or designated portion thereof is substantially complete.

2.3.26 The Construction Manager shall coordinate the correction and completion of the Work. Following issuance of a Certificate of Substantial Completion of the Work or a designated portion thereof, the Construction Manager shall evaluate the completion of the Work of the Contractors and make recommendations to the Architect when Work is ready for final inspection. The Construction Manager shall assist the Architect in conducting final inspections.

2.3.27 The Construction Manager shall secure and transmit to the Architect warranties and similar submittals required by the Contract Documents for delivery to the Owner and deliver all keys, manuals, record drawings and maintenance stocks to the Owner. The Construction Manager shall forward to the Architect a final Project Application for Payment upon compliance with the requirements of the Contract Documents.

2.3.28 Duties, responsibilities and limitations of authority of the Construction Manager as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of the Owner, Construction Manager, Architect and Contractors. Consent shall not be unreasonably withheld.

                                    ARTICLE 3
                               ADDITIONAL SERVICES

3.1      GENERAL

3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 14, and they shall be paid for by the Owner as provided in this Agreement, in addition to the compensation for Basic Services. The Optional Additional Services described under Paragraph 3.3 shall only be provided if authorized or confirmed in writing by the Owner. If services described under Contingent Additional Services in Paragraph 3.2 are required due to circumstances beyond the Construction Manager's control, the Construction Manager shall notify the Owner prior to commencing such services. If the Owner deems that such services described under Paragraph 3.2 are not required, the Owner shall give prompt written notice to the Construction Manager. If the Owner indicates in writing that all or part of such Contingent Additional Services are not required, the Construction Manager shall have no obligation to provide those services.

3.2      CONTINGENT ADDITIONAL SERVICES

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R) - WARNING; Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya - 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

3.2.1 Providing services required because of significant changes in the Project including, but not limited to, changes in size, quality, complexity or the Owner's schedule.

3.2.2 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

3.2.3 Providing services made necessary by the termination or default of the Architect or a Contractor, by major defects or deficiencies in the Work of a Contractor, or by failure of performance of either the Owner or Contractor under a Contract for Construction.

3.2.4 Providing services in evaluating an extensive number of claims submitted by a Contractor or others in connection with the Work.

3.2.5 Providing services in connection with a public hearing, arbitration proceeding or legal proceeding except where the Construction Manager is party thereto.

3.3      OPTIONAL ADDITIONAL SERVICES

3.3.1 Providing services relative to future facilities, systems and equipment.

3.3.2 Providing services to investigate existing conditions or facilities or to provide measured drawings thereof.

3.3.3 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

3.3.4 Providing services required for or in connection with the Owner's selection, procurement or installation of furniture, furnishings and related equipment.

3.3.5    (included in Basic Services)

3.3.6    Providing any other services not otherwise included in this Agreement.

                                    ARTICLE 4
                            OWNER'S RESPONSIBILITIES

4.1 The Owner shall provide full information regarding requirements for the Project, including a program which shall set forth the Owner's objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems, and site requirements.

4.2 The Owner shall establish and update an overall budget for the Project based on consultation with the Construction Manager and Architect, which shall include the Construction Cost, the Owner's other costs and reasonable contingencies related to all of these costs.

4.3 If requested by the Construction Manager, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

4.4 The Owner shall designate a representative authorized to act on the Owner's behalf with respect to the Project. The Owner, or such authorized representative, shall render decisions in a timely manner pertaining to documents submitted by the Construction Manager in order to avoid unreasonable delay in the orderly and sequential progress of the Construction Manager's services.

4.5 The Owner shall retain an architect whose services, duties and responsibilities are described in the edition of AIA Document B141/Cma, Standard Form of Agreement Between Owner and Architect, Construction Manager-Adviser Edition, current as of the date of this Agreement. The Terms and Conditions of the Agreement Between the Owner and Architect shall be furnished to the Construction Manager and shall not be modified without written consent of the Construction Manager, which consent shall not be unreasonably withheld. The Construction Manager shall not be responsible for actions taken by the Architect.

4.6 The Owner shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract Documents.

4.7 The Owner shall furnish all legal, accounting and insurance counseling services as may be necessary at any time for the Project, including auditing services the Owner may require to verify the Contractors' Applications for Payment or to ascertain how or for what purposes the Contractors have used the money paid by or on behalf of the Owner.

4.8 The Owner shall furnish the Construction Manager with a sufficient quantity of Construction Documents.

4.9 The services, information and reports required by Paragraphs 4.5 through 4.8 shall be furnished at the Owner's expense, and the Construction Manager shall be entitled to rely upon the accuracy and completeness thereof.

4.10 Prompt written notice shall be given by the Owner to the Construction Manager and Architect if the Owner becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.11 The Owner reserves the right to perform construction and operations related to the Project with the Owner's own forces, and to award contracts in connection with the Project which are not part of the Construction Manager's responsibilities under this Agreement. The Construction Manager shall notify the Owner if any such independent action will interfere with the Construction Manager's ability to perform the Construction Manager's responsibilities under this Agreement. When performing construction or operations related to the Project, the Owner agrees to be subject to the same obligations and to have the same rights as the Contractors.

4.12 Information or services under the Owner's control shall be furnished by the Owner with reasonable promptness to

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292, AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya - 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992
avoid delay in the orderly progress of the Construction Manager's services and the progress of the Work.

                                    ARTICLE 5
                                CONSTRUCTION COST

5.1      DEFINITION

5.1.1 The Construction Cost shall be the total cost or estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

5.1.2 The Construction Cost shall include the cost at current market rates of labor and materials furnished by the Owner and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractors' overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction. Except as provided in Subparagraph 5.1.3, Construction Cost shall also include the compensation of the Construction Manager and Construction Manager's consultants.

5.1.3 Construction Cost does not include the compensation of the Architect and Architect's consultants, costs of the land, rights-of-way, financing or other costs which are the responsibility of the Owner as provided in Article 4. If any portion of the Construction Manager's compensation is based upon a percentage of Construction Cost, then Construction Cost, for the purpose of determining such portion, shall not include the compensation of the Construction Manager or Construction Manager's consultants.

5.2      RESPONSIBILITY FOR CONSTRUCTION COST

5.2.1 Evaluations of the Owner's Project budget, preliminary estimates of Construction Cost and detailed estimates of Construction Cost prepared by the Construction Manager represent the Construction Manager's best judgment as a person or entity familiar with the construction industry. It is recognized, however, that neither the Construction Manager nor the Owner has control over the cost of labor, materials or equipment, over Contractors' methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Construction Manager cannot and does not warrant or represent that bids or negotiated prices will not vary from the Project budget proposed, established or approved by the Owner, or from any cost estimate or evaluation prepared by the Construction Manager.

5.2.2 No fixed limit of Construction Cost shall be established as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Construction Manager shall be permitted to include contingencies for design, bidding and price escalation, and shall consult with the Architect to determine what materials, equipment, component systems and types of construction are to be included in the Contract Documents, to suggest reasonable adjustments in the scope of the Project, and to suggest inclusion of alternate bids in the Construction Documents to adjust the Construction Cost to the fixed limit. Fixed limits, if any, shall be increased in the amount of any increase in the Contract Sums occurring after execution of the Contracts for Construction.

5.2.3 If the Bidding or Negotiation Phase has not commenced within 90 days after submittal of the Construction Documents to the Owner, any Project budget or fixed limit of Construction Cost shall be adjusted to reflect changes in the general level of prices in the construction industry between the date of submission of the Construction Documents to the Owner and the date on which proposals are sought.

5.2.4 If a fixed limit of Construction Cost (adjusted as provided in Subparagraph 5.2.3) is exceeded by the sum of the lowest bona fide bids or negotiated proposals plus the Construction Manager's estimate of other elements of Construction Cost for the Project, the Owner shall:

         .1       give written approval of an increase in such fixed limit;

         .2 authorize rebidding or renegotiating of the Project within a reasonable time;

         .3 if the Project is abandoned, terminate in accordance with Paragraph 9.3; or

         .4 cooperate in revising the Project scope and quality as required to reduce the Construction Cost.

5.2.5 If the Owner chooses to proceed under Clause 5.2.4.4, the Construction Manager, without additional charge, shall cooperate with the Owner and Architect as necessary to bring the Construction Cost within the fixed limit, if established as a condition of this Agreement.

                                    ARTICLE 6
                         CONSTRUCTION SUPPORT ACTIVITIES

6.1 Construction support activities, if provided by the Construction Manager, shall be governed by separate contractual agreements unless otherwise provided in Article 14.

6.2 Reimbursable expenses listed in Article 14 for construction support activities may be subject to trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment which shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

                                   ARTICLE 7
                              OWNERSHIP AND USE OF
                      ARCHITECT'S DRAWINGS, SPECIFICATIONS
                              AND OTHER DOCUMENTS

7.1 The Drawings, Specifications and other documents prepared by the Architect are instruments of the Architect's service through which the Work to be executed by the Contractors is described. The Construction Manager may retain

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992
one record set. The Construction Manager shall not own or claim a copyright in the Drawings, Specifications and other documents prepared by the Architect, and unless otherwise indicated the Architect shall be deemed the author of them and will retain all common law, statutory and other reserved rights, in addition to the copyright. All copies of them, except the Construction Manager's record set, shall be returned or suitably accounted for to the Architect, on request, upon completion of the Project. The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager on other projects or for additions to this Project outside the scope of the Work without the specific written consent of the Owner and Architect. The Construction Manager is granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the performance of the Construction Manager's services under this Agreement.

All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other documents prepared by the Architect. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights.

                                    ARTICLE 8
                                   ARBITRATION

8.1 Claims, disputes or other matters in question between the parties to this Agreement arising out of or relating to this Agreement or breach thereof shall be subject to and decided by arbitration in accordance with the Construction Industry Arbitration Rules of the American Arbitration Association currently in effect unless the parties mutually agree otherwise.

8.2 Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

8.3 No arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the Owner, Construction Manager, and any other person or entity sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

8.4 The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                    ARTICLE 9
                     TERMINATION, SUSPENSION OR ABANDONMENT

9.1 This Agreement may be terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

9.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Construction Manager shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Construction Manager's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Construction Manager's services.

9.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Construction Manager in the event that the Project is permanently abandoned. If the Project is abandoned by the Owner for more than 90 consecutive days, the Construction Manager may terminate this Agreement by giving written notice.

9.4 Failure of the Owner to make payments to the Construction Manager in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

9.5 If the Owner fails to make payment when due the Construction Manager for services and expenses, the Construction Manager may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full is received by the Construction Manager within seven days of the date of the notice, the suspension shall lake effect without further notice. In the event of a suspension of services, the Construction Manager shall have no liability to the Owner for delay or damage caused to the Owner because of such suspension of services.

9.6 In the event of termination not the fault of the Construction Manager, the Construction Manager shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 9.7.

9.7 Termination Expenses are those costs directly attributable to termination for which the Construction Manager is not otherwise compensated.

                                   ARTICLE 10

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292, AIA DOCUMENT B80l/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

                            MISCELLANEOUS PROVISIONS

10.1 Unless otherwise provided, this Agreement shall be governed by the law of the place where the Project is located.

10.2 Terms in this Agreement shall have the same meaning as those in the modified version of the edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, as agreed upon between the Owner and Construction Manger.

10.3 Causes of action between the parties to this Agreement pertaining to acts or failures to act shall be deemed to have accrued and the applicable statutes of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Project Certificate for Payment for acts or failures to act occurring after Substantial Completion.

10.4 Waivers of Subrogation. The Owner and Construction Manager waive all rights against each other and against the Contractors, Architect, consultants, agents and employees of any of them, for damages, but only to the extent covered by property insurance during construction, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201/CMa, General Conditions of the Contract for Construction, Construction Manager-Adviser Edition, current as of the date of this Agreement. The Owner and Construction Manager each shall require similar waivers from their Contractors, Architect, consultants, agents, and persons or entities awarded separate contracts administered under the Owner's own forces.

10.5 The Owner and Construction Manager, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Construction Manager shall assign this Agreement without the written consent of the other.

10.6 This Agreement represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Construction Manager.

10.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Construction Manager.

10.8 Unless otherwise provided in this Agreement, the Construction Manager and the Construction Manager's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated biphenyl (PCB) or other toxic substances.

                                   ARTICLE 11
                                    INSURANCE

11.1     CONSTRUCTION MANAGER'S LIABILITY INSURANCE

11.1.1 The Construction Manager shall purchase from and maintain in a company or companies lawfully authorized to do business in the jurisdiction in which the Project is located such insurance as will protect the Construction Manager from claims set forth below which may arise out of or result from the Construction Manager's operations under this Agreement and for which the Construction Manager may be legally liable.

         .1 claims under workers compensation, disability benefit and other similar employee benefit acts which are applicable to the operations to be performed;

         .2 claims for damages because of bodily injury, occupational sickness or disease, or death of the Construction Manager's employees;

         .3 claims for damages because of bodily injury, sickness or disease, or death of any person other than the Construction Manager's employees;

         .4 claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Construction Manager, or (2) by another person;

         .5 claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;

         .6 claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle.

11.1.2 The insurance required by Subparagraph 11.1.1 shall be written for not less than limits of liability specified in Article 14 or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of operations under this Agreement until date of final payment and termination of any coverage required to be maintained after final payment.

                                   ARTICLE 12
                      PAYMENTS TO THE CONSTRUCTION MANAGER

12.1     DIRECT PERSONNEL EXPENSE

12.1.1 Direct Personnel Expense is defined as the direct salaries of the Construction Manager's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya - 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

12.2     REIMBURSABLE EXPENSES

12.2.1 Reimbursable Expense are in addition to compensation for Basic and Additional Services and include expenses incurred by the Construction Manager and Construction Manager's employees and consultants in the interest of the Project, as identified in the following Clauses.

12.2.1.1 Expense of transportation in connection with the Project, expenses in connection with authorized out-of-town travel; long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

12.2.1.2 Expense of reproductions, express deliveries, and handling of Drawings, Specifications and other documents.

12.2.1.3 If authorized in advance by the Owner, expense of overtime work requiring higher than regular rates.

12.2.1.4 Expense of additional insurance coverage or limits requested by the Owner in excess of that normally carried by the Construction Manager.

12.3     PAYMENTS ON ACCOUNT OF BASIC SERVICES

12.3.1 An initial payment as set forth in Paragraph 13.1 is the minimum payment under this Agreement.

12.3.2 Subsequent payments for Basic Services shall be made monthly and, where applicable, shall be in proportion to services performed within each phase of service, on the basis set forth in Subparagraph 13.2.1.

12.3.3 If and to the extent that the time initially established in Subparagraph 13.5.1 of this Agreement is exceeded or extended through no fault of the Construction Manager, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 13.3.1.

12.3.4 When compensation is based on a percentage of Construction Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent services are performed on those portions, in accordance with Subparagraph 13,2.1, based on
(1) the lowest bona fide bids or negotiated proposals, or (2) if no such bids or proposals are received, the latest approved estimate of such portions of the Project.

12.4     PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES AND REIMBURSABLE EXPENSES

12.4.1 Payments on account of the Construction Manager's Additional Services and for Reimbursable Expenses shall be made monthly upon presentation of the Construction Manager's statement of services rendered or expenses incurred.

12.5     PAYMENTS WITHHELD

12.5.1 No deductions shall be made from the Construction Manager's compensation on account of penalty, liquidated damages or other sums withheld from payments to Contractors, or on account of the cost of changes in Work other than those for which the Construction Manager has been found to be liable.

12.6     CONSTRUCTION MANAGER'S ACCOUNTING RECORDS

12.6.1 Records of Reimbursable Expenses and expenses pertaining to Additional Services and services performed on the basis of a multiple of Direct Personnel Expense shall be available to the Owner or the Owner's authorized representative at mutually convenient times.

                                   ARTICLE 13
                              BASIS OF COMPENSATION

The Owner shall compensate the Construction Manager as follows:

13.1 AN INITIAL PAYMENT of zero Dollars ($ -0- ) shall be made upon execution of this Agreement and credited to the owner's account at final payment.

13.2     BASIC COMPENSATION

13.2.1 FOR BASIC SERVICES, as described in Article 2, and any other services included in Article 14 as part of Basic Services, Basic Compensation shall be computed as follows:

For Pre-Construction Phase Services:

(Insert basis of compensation, including stipulated sums, multiples or percentages.)

Fifteen thousand dollars ($15,000) per month.

Project organization, mobilization, consultant selection, design review (estimated at 3 to 4 months) @ $15,000 per month.

For Construction Phase Services:

(Insert basis of compensation, including stipulated sums, multiples or percentages.)

(C) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R) - WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

Twenty thousand dollars ($20.000) per month.

Management during construction (estimated at 12 months) @ $20,000 per month.

13.3     COMPENSATION FOR ADDITIONAL SERVICES

13.3.1   FOR ADDITIONAL SERVICES OF THE CONSTRUCTION MANAGER, as described in
Article 3, and any other services included in Article 14 as Additional Services, compensation shall be computed as follows:

(Insert basis of compensation, including rates and/or multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply, if necessary.)

Additional services shall be mutually agreed to by Owner and Construction
Manager.

The following rates for Construction Manager's key personnel shall apply:

Rick Heymann - $200 per day
Mike Rosamond - $300 per day
Murray Newton - $350 per day

13.4     REIMBURSABLE EXPENSES

13.4.1 FOR REIMBURSABLE EXPENSES, as described in Paragraph 12.2, and any other items included in Article 14 as Reimbursable Expenses, a multiple of one (
1.0 ) times the expenses incurred by the Construction Manager and the Construction Manager's employees and consultants in the interest of the Project.

13.5     ADDITIONAL PROVISIONS

13.5.1 IF THE BASIC SERVICES covered by this Agreement have not been completed within Sixteen (16 ) months of the date hereof, through no fault of the Construction Manager, extension of the Construction Manager's services beyond that time shall be compensated as provided in Subparagraphs 12.3.3 and 13.3.1.

13.5.2 Payments are due and payable twenty ( 20 ) days from the date of the Construction Manager's invoice. Amounts unpaid twenty ( 20 ) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Construction Manager.

(Insert rate of interest agreed upon.)

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Construction Manager's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should he obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

13.5.3 The rales and multiples set forth for Additional Services shall be annually adjusted in accordance with normal salary review practices of the Construction Manager.

                                   ARTICLE 14
                          OTHER CONDITIONS OR SERVICES

(Insert descriptions of other services, identify Additional Services included within Basic Compensation and modifications to the payment and compensation terms included in this Agreement.)

The following exhibits to this Agreement shall apply:

Exhibit A- CM Services Responsibility Matrix

14.1     LIMITS ON INSURANCE

The insurance required by Article II shall be written for not less than the following limits, or greater if required by law:

(Insert the specific dollar amounts for the appropriate insurance limits of liability.)

14.1.1   Worker's Compensation:

         14.1.1.1 Minimum Limits:

                  (a)      Worker's Compensation - statutory limit

                  (b)      Employer's Liability:

                           (i)      $1,000,000 bodily injury for each accident

(C)1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr uyya -- 4/9/2003. AIA License Number 1768076504, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992

                           (ii) $1,000,000 bodily injury by disease for each employee

                           (iii)    $1,000,000 bodily injury disease aggregate

14.1.2   Commercial General Liability:

         14.1.2.1 Minimum Limits:

                  (a)      $1,000,000 each occurrence

                  (b)      $2,000,000 general aggregate

                  (c) $2,000,000 products and completed operations aggregate

         14.1.2.2 Coverages:

                  (a)      Products and completed operations coverage

                  (b)      Blanket contractual liability

                  (c)      Broad form property coverage

                  (d)      Severability of interest

                  (e)      Personal injury

                  (f)      Specific waiver of subrogation

14.1.3   Automobile Liability:

         14.1.3.1 Minimum Limits: $1.000.000 combined single limit each accident

         14.1.3.2 Coverages:

                  (a)      Additional insured endorsement

                  (b)      Specific waiver of subrogation

                  (c)      Contractual liability

14.1.4   Umbrella / Excess Liability:

         14.1.4.1 Minimum Limits: $25,000,000 combined single limit and aggregate limit

This Agreement entered into as of the day and year first written above.

OWNER                                              CONSTRUCTION MANAGER

/s/ F. Robert Merrill                            /s/ Murray Newton
----------------------------------               -------------------------------
(Signature)                                      (Signature)

F. ROBERT MERRILL, EXECUTIVE                     MURRAY NEWTON, EXECUTIVE VICE
VICE PRESIDENT, CFO                              PRESIDENT
(Printed name and title)                          (Printed name and title)

(c) 1992 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT B801/CMa - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1992 EDITION - AIA(R)- WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below, expiration as noted below. User Document: b801 dev agr apr 8.aia - 4/9/2003. AIA License Number 1005237, which expires on 10/30/2003.

                                                 Electronic Format B801/CMa-1992